UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2021

TETRA Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 8, 2020, the Human Capital Management and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TETRA Technologies, Inc. (the “Company”) approved temporary 20% reductions in the base salaries of the Company’s named executive officers (“NEOs”).  On July 26, 2021, the Committee approved the reinstatement of the NEOs’ base salaries to their respective pre-reduction levels, with the exception of Brady M. Murphy, Elijio V. Serrano, and Richard D. O’Brien.  The base salaries of Messrs. Murphy, Serrano, and O’Brien were reinstated to 90% of their respective base salary and their annual short term incentive target award opportunity was increased to provide an opportunity for them to earn a portion of their respective reduced salary through performance.

Item 7.01. Regulation FD Disclosures.

In addition, on July 29, 2021, the Board approved the reinstatement of the 20% reduction implemented in April 2021 with respect to the cash retainers paid to non-employee directors, including the annual retainer, chairman of the board retainer, and committee chair retainers, which reinstatement shall be effective August 1, 2021. On May 26, 2021 and effective July 1, 2021, the Board also approved an increase in the annual cash retainer paid to non-employee directors (excluding the chairman of the board), from $50,000 to $70,000 per year, which was paid at the 20% reduction until such annual retainer was reinstated, and eliminated the payment of per-meeting fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/ Brady M. Murphy
Brady M. Murphy
President and Chief Executive Officer

Date: July 30, 2021